Exhibit 99.1

Healthpeak PropertiesTM COVID-19 Update

IRVINE, Calif., Mar. 24, 2020 /PRNewswire/ -- Healthpeak Properties, Inc. (NYSE: PEAK) has prepared an update pertaining to the COVID-19 pandemic, which can be found at http://ir.healthpeak.com/download/COVID-19+Update_2020.03.24.pdf.

These perspectives and observations are based on current information and will change as the pandemic evolves.

About Healthpeak Properties

Healthpeak Properties, Inc. is a fully integrated real estate investment trust (REIT) and S&P 500 company. Healthpeak owns and develops high-quality real estate in the three private-pay healthcare asset classes of Life Science, Senior Housing and Medical Office, designed to provide stability through the inevitable industry cycles. At Healthpeak, we pair our deep understanding of the healthcare real estate market with a strong vision for long-term growth. For more information regarding Healthpeak, visit www.healthpeak.com.

Contact

Barbat Rodgers

Senior Director – Investor Relations

(949) 407-0400